UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 7, 2007
THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)
(636) 728-3000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.
     On May 7, 2007 Thermadyne Holdings Corporation (the “Company”) issued a press release announcing the filing of its quarterly report on form 10-Q for the quarter ended March 31, 2007. The Company reported net income from continuing operations of $1.2 million and a net income of $1.4 million for the first quarter.
     The information under this Item 2.02, including Exhibit 99.1, is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events
     On May 7, 2007 Thermadyne Holdings Corporation (the “Company”) issued a press release announcing that Steven A. Schumm, its EVP, Chief Financial Officer & Chief Administrative Officer, will be presenting at the Bank of America’s 2007 BASics/Industrials Conference on May 10, 2007 at 3:40 PM (Eastern) being held at LeParker Meridien Hotel in New York, New York. Also, Paul D. Melnuk, Chairman & Chief Executive Officer, will be presenting at the Bear Stearns 16th Annual Global Credit Conference on May 15, 2007 at 1:30 PM (Eastern) being held at The Waldorf-Astoria in New York, New York.
     A link connecting to the Bank of America’s conference web cast will be available on Thermadyne’s web site (www.Thermadyne.com) starting at 7:30 PM (Eastern) on May 10, 2007 and will be available through May 25, 2007. A web cast is not being held for the Bear Stearns conference. Copies of both presentations will also be made available on Thermadyne’s web site three hours following the respective presentation. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website cited in the press release is not a part of this Report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Thermadyne Holdings Corporation, dated May 7, 2007 regarding the filing of form 10-Q.

99.2	Press release of Thermadyne Holdings Corporation, dated May 7, 2007 regarding management presentations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 8, 2007

THERMADYNE HOLDINGS CORPORATION
By:	/s/ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President, General Counsel and Corporate Secretary

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